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                                                                     Exhibit 2.2


                               PURCHASE AGREEMENT


         This Purchase Agreement (this "Agreement") is entered into this ____ day of _______, 1996 by and between Decoma Investment, Inc. II, a Texas corporation f/k/a Linbeck Miami Corporation ("Decoma II"), and Decoma Investment, Inc. III, a Texas corporation f/k/a HSA Management, Inc. ("Decoma III").


                              W I T N E S S E T H:

         WHEREAS, Decoma III holds 33.33% interest in Decoma Ventures, a Texas general partnership ("Decoma Venture"); and

         WHEREAS, Decoma III desires to sell to Decoma II, and Decoma II desires to purchase from Decoma III, 32.33% interest in Decoma Venture.

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1 PURCHASE OF DECOMA VENTURE INTEREST. Subject to the terms and conditions of this Agreement, Decoma III hereby agrees to sell to Decoma II, and Decoma II hereby agrees to purchase from Decoma III, 32.33% interest in Decoma Ventures for the total purchase price of $2,628,444 (the "Purchase Price").

         SECTION 2    CLOSING.

         (a) The Closing (the "Closing") of the transactions contemplated hereby shall take place immediately prior to the consummation of the public offering of shares contemplated by the Registration Statement on Form S-1 (SEC File No. 333-12191) filed by Florida Panthers Holdings, Inc. with the Securities and Exchange Commission.

         (b) At the Closing and upon receipt of the Purchase Price, Decoma III shall deliver to Decoma II an assignment assigning the 32.33% interest in Decoma Venture.

         SECTION 3    REPRESENTATIONS AND WARRANTIES.  Decoma II and Decoma
III hereby represent and warrant that (a) each of Decoma II and Decoma III has all power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement by each of Decoma II and Decoma III will not constitute a default under any agreement or instrument, or any order, rule or regulation of any court or governmental agency having jurisdiction over them or their property; and (c) no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement by the Decoma II and Decoma III.

         SECTION 4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth below or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

         If to Decoma II, at:

                        Decoma Investment, Inc. II
                        c/o Huizenga Holdings, Inc.
                        200 South Andrews Avenue, Sixth Floor
                        Fort Lauderdale, Florida 33301
                        Fax:  (954) 637-5080




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         If to Decoma III, at:

                        Decoma Investment, Inc. III
                        c/o Huizenga Holdings, Inc.
                        200 South Andrews Avenue, Sixth Floor
                        Fort Lauderdale, Florida 33301
                        Fax:  (954) 627-5080

         SECTION 5 AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.


         SECTION 6    MISCELLANEOUS.

         (a) The provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns.

         (b) This Agreement may not be assigned without the prior written consent of the parties hereto.

         (c) This Agreement and the additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.

         (d) Each party hereto specifically covenants and agrees that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.

         (e) This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.

         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


                                    *******





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         IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument as of the date first above written.


                                        DECOMA INVESTMENT, INC. II


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                        DECOMA INVESTMENT, INC. III


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:





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